FOR IMMEDIATE RELEASE

Stephen D. Axelrod, CFA (Investors)
Alisa Steinberg (Media)
Wolfe Axelrod Weinberger Associates LLC
212-370-4500
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com

REMEDENT, INC. ANNOUNCES $7 MILLION PRIVATE PLACEMENT FINANCING

Deurle, Belgium, June 21, 2007 -- Remedent, Inc.(OTCBB:REMI) announced today that it has sold 5.6 million shares of its common stock at a per share price of $1.25 in a private placement with institutional investors. In addition to the shares, the institutional investors will also receive warrants to purchase an additional 4.2 million shares of common stock at an exercise price of $1.55.

Net proceeds to Remedent from the sale of the shares of common stock will be approximately $6.2 million. The net proceeds will be used for working capital and general corporate purposes and setting up the United States marketing and distribution activities for its new revolutionary veneer technology, called GlamSmileTM.

The lead investor in the private placement was Special Situations Fund in New York. Other institutional investors included MicroCapital, LLC and Potomac Capital Management, LLC.

The shares of common stock being sold have not been registered under the Securities Act of 1933, or any state securities laws, and will be sold in a private transaction under Regulation D. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Remedent is obligated to register the shares being sold for resale on a registration statement to be filed on or before July 20, 2007.

This announcement is made pursuant to SEC Rule 135 and shall not constitute an offer of any of the Company’s securities by the Company or any of the institutional investors participating in the private placement.

About Remedent

Remedent, Inc., a publicly listed company trading on the OTCBB, strives to be a world leader in the research and development, manufacturing and marketing of oral care and cosmetic dentistry products. Remedent products are renowned for their technological superiority and ease-of-use. Based in Deurle, Belgium, Remedent has successfully researched, developed and manufactured all of its own products. These products are now distributed in more than 35 countries worldwide. For additional information, visit Remedent’s web site at www.remedent.com

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements by Guy De Vreese, the statements regarding growth of the GlamsmileTM product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company’s products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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